UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 22, 2005

                        GIBRALTAR INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-22462	16-1445150
(State or other jurisdiction of incorporation)	(Commission File Number)	IRS Employer Number

3556 Lake Shore Road P.O. Box 2028
Buffalo, New York	14219-0228
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (716) 826-6500

______________________________________________________________
(Former name or former address, if changed since last report)

Item  4.01   Changes in Registrant's Certifying Accountants

On June 22, 2005, the Registrant engaged Ernst & Young LLP ("E&Y") as its independent registered public accounting firm. The decision to engage E&Y was approved by the Audit Committee of the Board of Directors.

We have not consulted E&Y during the fiscal years ended December 31, 2004 and 2003, or through June 22, 2005, with regard to either (a) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements; or (b) any matter that was either the subject of a disagreement or a reportable event as defined in Item 304(a)(1)(iv) of Regulation S-K.

We have provided a copy of the disclosures in this report to E&Y and offered them the opportunity to furnish a letter to the Commission contemplated by Item 304(a)(2)(ii)(D) of Regulation S-K. E&Y has advised that it does not intend to furnish such a letter to the Commission.

SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 23, 2005              GIBRALTAR INDUSTRIES, INC.

                                                             /S/  David W. Kay
                                                         Name: David W. Kay
                                                         Title:    Chief Financial Officer,
                                                                    Executive Vice President and Treasurer